UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2008

U.S. Energy Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-10238	52-1216347
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Tower Lane 1st Floor Avon, CT	06001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 678-7537

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

Mr. Robert A. Schneider resigned from the Board of Directors of U.S. Energy Systems, Inc. (the “Company”) on January 20, 2008.

Election of New Directors

On January 21, 2008, the Board of Directors of the Company elected Bernard J. Zahren, Joseph P. Reynolds and Richard J. Augustine as Directors.

The Board of Directors elected Mr. Zahren as a Class 2 Director to fill the vacancy occasioned by Mr. Schneider’s resignation, and designated him to serve on the Audit Committee of the Board of Directors as its Chairman. Mr. Schneider had previously served as Chairman of the Audit Committee.

The Board of Directors elected Mr. Reynolds, the Chief Executive Officer of the Company and of its subsidiary, UK Energy Systems Limited, as a Class 2 Director to fill the vacancy occasioned by the resignation of Asher E. Fogel in August 2007. The Board elected Mr. Augustine, Vice President, Chief Accounting Officer and Secretary of the Company and Chief Executive Officer of its subsidiary, U.S. Energy Biogas Corp. (“US Energy Biogas”), as a Class 1 Director to fill the vacancy occasioned by the resignation of Lawrence I. Schneider in December 2006. As officers of the Company Messrs. Reynolds and Augustine are not entitled to receive the compensation for independent Directors noted below.

Mr. Zahren has been the Chief Executive Officer of Zahren Financial Company, LLC (“Zahren Financial”), a consulting company in energy and related fields, since 2002. From 2002 to 2005 he also had a controlling interest in Domani, LLC, an international consulting company focused on business initiatives in the carbon management, climate change and renewable energy sectors. Mr. Zahren served as Chief Executive Officer of the Company and as a Director from May 2001 to July 2002. The Company entered into a consulting agreement with Zahren Financial subsequent to Mr. Zahren’s resignation in 2002 that ended in 2004. Prior to his service with the Company, Mr. Zahren was the founder and Chief Executive Officer of Zahren Alternative Power Corporation, which was sold to the Company in 2001 and renamed US Energy Biogas. He has extensive experience in managing operations and development activities in alternative energy and cogeneration projects, with over 17 years as the principal executive of US Energy Biogas and its predecessor. Mr. Zahren received a B.A. degree from the University of Notre Dame in 1965 and an M.B.A. from the University of Pittsburgh in 1967.

As an independent Director of the Company, Mr. Zahren will receive (i) a $20,000 annual retainer, (ii) $1,000 for each meeting of the Board of Directors and for each meeting of the audit, compensation or special committee of the Board in which he participates, and (iii) $500 for participating in meetings of other committees of the Board on which he serves; provided, however, that the aggregate fees payable to any director for participating in meetings on any day shall not exceed $1,000, with the exception of special committee meetings. As Chairman of the Audit Committee, he will receive in addition an annual retainer of $15,000. Annual retainers are payable in arrears in equal quarterly installments on the last business day of the applicable calendar quarter (or any portion thereof) during which the Director is serving in the capacity entitling him to such fee.

As a newly-elected independent Director, the Company has granted Mr. Zahren a ten-year option to acquire 40,000 shares of the Company’s common stock at an exercise price per share equal to the fair market value of a share of common stock on January 22, 2008, the first trading day after his election as

Director. On the first business day of 2009 and of each calendar year thereafter so long as he serves as an independent Director, Mr. Zahren will be entitled to be issued 2,500 shares of the Company’s common stock, as is the case with each other Director who has served as an independent Director for at least 90 days prior thereto.

In December 2005, Mr. Zahren and another stockholder filed suit in the Chancery Court of the State of Delaware against the Company, its Directors, certain former directors and officers of the Company, and the Countryside Power Income Fund (the “Countryside Fund”) and an affiliate thereof, alleging, among other things, that the defendants had violated or would violate the Delaware General Corporation Law and fiduciary duties to the Company’s stockholders in connection with the Company’s sale of Canadian operations to the Countryside Fund, the consummation of the financing transaction between US Energy Biogas and the Countryside Fund, the acquisition of the Company’s UK assets and related transactions, and the benefits paid or to be paid in connection with all of these transactions. Effective as of June 26, 2006, the Company entered into agreements with Mr. Zahren and the other stockholder pursuant to which the Company agreed to issue to them an aggregate of 468,192 shares of the Company’s common stock in exchange for their 58,524 shares of Series C Convertible Preferred Stock. The exchange preserved approximately $105,000 that would otherwise have been spent on an annual basis on the dividends due on the shares of Series C Preferred Stock that were exchanged for common stock. The shares of Series C Preferred Stock exchanged by Mr. Zahren and the other stockholder would otherwise have been convertible at that time into an aggregate of 351,143 shares of common stock. Mr. Zahren and the other stockholder dismissed with prejudice the lawsuit in the Delaware Chancery Court with respect to all of the defendants.

A copy of the related news release is attached to this Current Report as Exhibit 99.1.

Item 8.01.	Other Events.

Special Meeting of Stockholders

On January 19, 2008, the Board of Directors called a Special Meeting of Stockholders of the Company to take place on Tuesday, January 29, 2008. The Board of Directors fixed the close of business on Friday, January 18, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and at any adjournment or postponement thereof.

A copy of the Notice of Special Meeting of Stockholders is attached to this Current Report as Exhibit 20.1.

The only matters to be considered at the Special Meeting of Stockholders will be the removal of the Directors of the Company and, if required to fill any vacancies created by the removal of Directors with cause, the election of new Directors. The Company’s By-laws provide that business transacted at any special meeting of stockholders shall be limited to the purposes stated in the Notice of Special Meeting. The Company’s By-laws further provide that Directors can be removed by vote of the stockholders prior to the expiration of their term of office only with cause.

The Special Meeting of Stockholders was called by Asher E. Fogel on Sunday, July 1, 2007, as Chairman of the Board and Chief Executive Officer of the Company, for the stated purpose of removal of Directors and election of new Directors. Mr. Fogel had been informed by the Board of Directors of the termination of his employment as Chief Executive Officer on Friday, June 29, 2007 and consequently the Company and the Board of Directors declined to act on his request to call the Special Meeting of Stockholders. As previously reported in the Company’s Current Reports on Form 8-K dated October 16, 2007 and January 9, 2008, Mr. Fogel filed suit in the Chancery Court of the State of Delaware against the

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Company and each of the Directors seeking to compel the Company to convene the Special Meeting of Stockholders. The Chancery Court ruled on December 13, 2007 that Mr. Fogel validly called for the Special Meeting of Stockholders prior to the termination of his employment as Chief Executive Officer taking effect. The Chancery Court further determined that the Board of Directors ignored Mr. Fogel’s call for the Special Meeting of Stockholders because the Directors believed in good faith that Mr. Fogel had been fired and lacked the authority to call for such a meeting, and that Mr. Fogel failed to prove that the Board’s primary purpose was to impinge upon the stockholder franchise. On January 15, 2008, the Chancery Court ruled that the Special Meeting of Stockholders should be convened on January 29, 2008, and the Board of Directors issued the Notice of Special Meeting on January 19, 2008.

Due to the limited time available to give notice of the Special Meeting of Stockholders in compliance with the order of the Chancery Court, no proxies can be solicited from stockholders by the Company or on behalf of the Directors for the Special Meeting of Stockholders in accordance with the requirements of the rules and regulations of the Securities and Exchange Commission. Consequently, no proxy statement or form of proxy will be sent or otherwise made available to stockholders for the Special Meeting. Stockholders wishing to vote at the Special Meeting must be present in person or submit a valid proxy at the Special Meeting or to the Company’s Secretary no later than Monday, January 28, 2008. Beneficial owners whose shares are held of record in the name of a broker, bank or other nominee must instruct the record holder to vote on their behalf or obtain a valid proxy from the record holder to vote their shares.

As previously reported in the Company’s Current Report on Form 8-K dated January 9, 2008, the Company and two of its subsidiaries filed voluntary petitions to commence cases under chapter 11 of Title 11 of the United States Code (the “U.S. Bankruptcy Code”) on January 9, 2008 in the United States Bankruptcy Court for the Southern District of New York (the “Voluntary Chapter 11 Petitions”). The Voluntary Chapter 11 Petitions will enable the Company and its subsidiaries to pursue strategic alternatives for reorganization under protection of the U.S. Bankruptcy Code. The Company is seeking relief in the U.S. bankruptcy court from the Delaware Chancery Court’s ruling that the Special Meeting of Stockholders be convened on January 29, 2008 in view of management’s determination that holding the Special Meeting on that date would interfere with the Company’s reorganization efforts in light of the Company’s continuing restructuring and going concern risk as noted below.

Restructuring and Going Concern Risk

Notwithstanding the waivers, modifications and forbearance extended by the Company’s lenders as previously reported by the Company in its Current Reports on Form 8-K dated August 31, 2007, October 1, 2007, October 9, 2007, and January 9, 2008, the Company has a continuing requirement to effect a refinancing or other financial restructuring, which may require sales of assets or raising additional capital which could be significantly dilutive to existing shareholders. In addition, the Company’s continuing non-compliance with certain of its non-monetary obligations under its UK financing arrangements has entitled the financing parties to declare a default and accelerate the indebtedness and foreclose on the collateral, and the Company has been subject to the risk of additional defaults under its financing arrangements. The Company and two of its subsidiaries have consequently filed the Voluntary Chapter 11 Petitions to pursue strategic alternatives for reorganization under protection of the bankruptcy court. The Company can furnish no assurance that it will be able to restructure existing indebtedness, raise additional capital or otherwise obtain funding for future operations and capital expenditure requirements. The failure to effect a reorganization on a timely basis could result in the liquidation of the Company.

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Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

20.1	Notice of Special Meeting of Stockholders dated January 19, 2008.

99.1	News Release of U.S. Energy Systems, Inc. dated January 22, 2008.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Energy Systems, Inc.

By:	/S/ RICHARD AUGUSTINE
Richard Augustine
Vice President

Date: January 22, 2008

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